UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2008

Maiden Holdings, Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-34042	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Maiden Holdings, Ltd. 48 Par-la-Ville Road, Suite 1141 Hamilton HM 11, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 292-7090

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant's Certifying Accountant

On May 12, 2008, we informed PricewaterhouseCoopers, the independent registered public accounting firm that audited our financial statements for the period from May 31, 2007 (the date of our incorporation) through December 31, 2007 (the “reporting period”), of our intention to recommend that our shareholders dismiss it as our independent registered public accounting firm. Our Audit Committee participated in and approved the decision to recommend the change in our independent registered public accounting firm. On June 19, 2008 (the “dismissal date”), our shareholders voted to dismiss PricewaterhouseCoopers as our independent registered public accounting firm.

PricewaterhouseCoopers’s report on our financial statements for the reporting period did not contain an adverse opinion or disclaimer and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the reporting period and up to June 19, 2008, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers would have caused them to make reference thereto in their report of the financial statements for such reporting period.

In addition, during the reporting period and up to the dismissal date, there have been no reportable events (as defined in Item 304(a)(1)(v) of the SEC’s Regulation S-K), except that the following deficiencies which aggregate to a material weakness in internal control over financial reporting (the “reportable event”) were identified:

•	Failure to give appropriate consideration to U.S. GAAP accounting rules or to have documentation of the basis for our opinion and conclusion regarding the application of U.S. GAAP;

•	Lack of an independent preparer and reviewer for various accounting tasks, including the preparation of the financial statements and disclosures; and

•	Lack of formality regarding certain controls surrounding the control environment.

Our Audit Committee had discussed the reportable event with PricewaterhouseCoopers.

We have authorized PricewaterhouseCoopers to respond fully to the inquiries of the successor accountant, BDO Seidman, LLP, concerning the subject matter of the reportable event.

We have requested that PricewaterhouseCoopers furnish us with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of that letter is filed as Exhibit 16.1 to this Form 8-K.

We informed BDO Seidman, LLP on May 12, 2008 of our intention to engage it as our new independent registered public accounting firm, subject to shareholder approval of such appointment. On June 19, 2008, our shareholders voted to appoint BDO Seidman, LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2008. From the date of our incorporation and through June 19, 2008, we have not consulted with BDO Seidman, LLP on any matters described in Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.
Not Applicable

(b)	Pro Forma Financial Information.
Not Applicable

(c)	Shell Company Transactions.
Not Applicable

(d)	Exhibits

16.1
Letter furnished by PricewaterhouseCoopers in response to the Company’s request, addressed to the Securities and Exchange Commission, dated June 23, 2008, indicating their agreement with the statements contained in the Form 8-K filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maiden Holdings, Ltd. (Registrant)

Dated: June 24, 2008	By:	/s/ Ben Turin
	Name:	Ben Turin
	Title:	Chief Operating Officer, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Exhibit Title

16.1
Letter furnished by PricewaterhouseCoopers in response to the Company’s request, addressed to the Securities and Exchange Commission, dated June 23, 2008, indicating their agreement with the statements contained in the Form 8-K filing.